UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

COOPER TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-04329 (Commission File Number)	34-4297750 (I.R.S. Employer Identification No.)

701 Lima Avenue

Findlay, Ohio 45840

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2016, Roy V. Armes, the Chairman of the Board, Chief Executive Officer and President of Cooper Tire & Rubber Company (the "Company") notified the Company that he intends to retire as Chairman, Chief Executive Officer and President effective August 31, 2016 (the "Effective Time") and that he intends to resign from the Board of Directors of the Company (the "Board"), also effective as of the Effective Time (assuming he is reelected at the Company's annual meeting of stockholders in 2016), in accordance with the Company's Guidelines as to the Role, Organization and Governance of the Board of Directors and consistent with the Company’s succession plan.

On February 23, 2016, the Company announced that the Board plans to elect Bradley E. Hughes to succeed Mr. Armes as the Company's President and Chief Executive Officer effective as of the Effective Time and to join the Board at the Effective Time. In addition, the Company announced that Mr. Thomas P. Capo, the current Lead Director of the Board, is expected to become the Non-Executive Chairman of the Board at the Effective Time (assuming he is reelected at the Company's annual meeting of stockholders in 2016).

Additional details concerning the foregoing succession plan were included in the Company’s press release, dated February 23, 2016, which is filed as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.

99.1	Press release, dated February 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2016	COOPER TIRE & RUBBER COMPANY

By: /s/ Stephen Zamansky
Name: Stephen Zamansky
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release, dated February 23, 2016